Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors and Shareholders of
Eaton Vance Corp.:

We consent to the incorporation by reference in the Registration Statements listed at Exhibit 99.1 on Forms S-8 and S-3 of Eaton Vance Corp. (the “Company”) of our report dated December 12, 2003 appearing in the Annual Report on Form 10-K of the Company for the year ended October 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 21, 2004